Exhibit 10.2

COLLATERAL MANAGEMENT AGREEMENT
dated as of March 14, 2024
by and between
CHURCHILL NCDLC CLO-III, LLC
as Issuer
and
NUVEEN CHURCHILL DIRECT LENDING CORP.,
as Collateral Manager

BUSINESS.30997455.4

COLLATERAL MANAGEMENT AGREEMENT
THIS COLLATERAL MANAGEMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 14, 2024, is entered into by and between CHURCHILL NCDLC CLO-III, LLC, a Delaware limited liability company (the “Issuer”) and NUVEEN CHURCHILL DIRECT LENDING CORP., a Maryland corporation, as Collateral Manager (together with its successors and permitted assigns, “Nuveen” and the “Collateral Manager”).
W I T N E S S E T H:
WHEREAS, the Notes will be issued pursuant to an Indenture dated as of the date hererof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”);
WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, all as set forth in the Indenture, to the Trustee as security for the Issuer’s obligations under the Indenture;
WHEREAS, the Issuer desires to appoint Nuveen as the Collateral Manager to provide the services described herein and Nuveen desires to accept such appointment;
WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and
WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions.
(a)As used in this Agreement:
“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.
“Affiliate” shall have the meaning given to such term in the Indenture, provided that, when used herein with respect to the Collateral Manager, the term “Affiliate” shall include the BDC Advisor and the Sub-Advisor.
“Affiliate Transaction” shall have the meaning set forth in Section 5(a).
“Agreement” shall have the meaning set forth in the preamble.

“BDC Advisor” shall mean Churchill DLC Advisor LLC, a Delaware limited liability company.
“Cause” shall have the meaning set forth in Section 14(a).
“Client” shall mean with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.
“CM Purchasers” shall mean, collectively, any Affiliate of the Collateral Manager or account or fund managed by the Collateral Manager or its Affiliates that acquire Notes on the Closing Date.
“Collateral Management Fee” shall have the meaning set forth in Section 8(a).
“Collateral Manager” shall have the meaning set forth in the preamble.
“Collateral Manager Breaches” shall have the meaning set forth in Section 10(a).
“Collateral Manager Notes” shall mean any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof Notes discretionary control thereover; provided that Collateral Manager Notes shall not include any Notes held by an entity managed by the Collateral Manager, the Sub-Advisor or an Affiliate thereof if such entity has retained discretionary voting authority over matters in connection with which Collateral Manager Notes would be disregarded for purposes of determining whether the holders of the requisite Aggregate Outstanding Amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or this Agreement.
“Collateral Manager Offering Circular Information” shall mean the information in the Final Offering Circular set forth under the headings "Risk Factors—Relating to the Collateral Manager," "Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates," "The EU/UK Risk Retention Requirements and EU/UK Transparency Requirements—Description of the EU/UK Retention Holder," "The EU/UK Risk Retention Requirements and EU/UK Transparency Requirements—Origination of Collateral Obligations," "The Collateral Manager and the Sub-Advisor" and the fifth paragraph under the heading "Risk Factors—General Commercial Risks—Legislative and regulatory actions in the United States and Europe may adversely affect the Issuer and the Debt—U.S. Risk Retention Rules".
“Expenses” shall have the meaning set forth in Section 10(b).
“Fee Basis Amount” shall mean, as of any date of determination, the sum of (i) the Collateral Principal Amount, (ii) the Aggregate Principal Balance of all Defaulted Obligations and (iii) the aggregate amount of all Principal Financed Accrued Interest and Principal Financed Capitalized Interest.
“Final Offering Circular” shall mean the final offering circular, dated as of March 12, 2024, with respect to the Notes.
“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Indenture” shall have the meaning set forth in the recitals hereto.
“Independent Review Party” shall have the meaning set forth in Section 5(b).
“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).
“Internal Policies” shall have the meaning set forth in Section 3(b).
“Issuer” shall have the meaning set forth in the preamble.
“Losses” shall have the meaning set forth in Section 10(b).
“Manager Parties” shall mean the Collateral Manager, the BDC Advisor, the Sub-Advisor and their respective Affiliates.
“Material Adverse Effect” shall mean, with respect to any event or circumstance, a material adverse effect on (i) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (ii) the validity or enforceability of the Indenture, this Agreement or the Issuer’s Certificate of Formation or Limited Liability Company Agreement or (iii) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.
“Organizational Instruments” shall mean the certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a company or a corporation, or the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company.
“Owner” shall mean, with respect to any Person, any direct or indirect shareholder, member, partner or other equity or beneficial owner thereof.
“Proceedings” shall have the meaning set forth in Section 22.
“Related Person” shall mean, with respect to any Person, the Owners, directors, officers, employees, managers, agents and professional advisors thereof.
“Responsible Officer” shall mean any officer, authorized person or employee of the Collateral Manager set forth on the list provided by the Collateral Manager to the Issuer and the Trustee which list shall include any collateral manager having day-to-day responsibility for the performance of the Collateral Manager under this Agreement, as such list may be amended from time to time.
“Section 28(e)” shall have the meaning set forth in Section 3(b).
“Statement of Cause” shall have the meaning set forth in Section 14(a).
“Sub-Advisor” shall mean Churchill Asset Management LLC, a Delaware limited liability company.
“Termination Notice” shall have the meaning set forth in Section 14(a).
“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral

Obligations, Restructured Loans, Workout Loans and Eligible Investments to be acquired by the Issuer, (ii) investing and reinvesting the Assets (including, without limitation, after the Reinvestment Period), (iii) amending, waiving and/or taking any other action commensurate with managing the Assets and (iv) instructing the Trustee with respect to any acquisition, disposition or tender of a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer.
“Trustee” shall have the meaning set forth in the recitals hereto.
“U.S. Retention Interest” shall mean the "eligible horizontal residual interest" acquired by the U.S. Retention Holder for purposes of the U.S. Risk Retention Rules.
(b)Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, references to “Section” mean a section of this Agreement.
Section 2.General Duties and Authority of the Collateral Manager.
(a)Nuveen is hereby appointed as Collateral Manager of the Issuer for the purpose of performing certain investment management functions including, without limitation, supervising and directing the investment and reinvestment of the Collateral Obligations, Restructured Loans, Workout Loans and Eligible Investments and performing certain administrative and advisory functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture, of the Collateral Administration Agreement and of this Agreement (which functions may be handled by a standing order), and Nuveen hereby accepts such appointment. Except as may otherwise be expressly provided in this Agreement or the Indenture, the Collateral Manager will perform its obligations hereunder and under the Indenture with reasonable care and in good faith, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it may manage for itself and its other clients and in accordance with its existing practices and procedures investing in assets of the nature and character of the Assets. To the extent not inconsistent with the foregoing, the Collateral Manager will follow its customary standards, policies and procedures in performing its duties hereunder and in the Indenture. Notwithstanding anything to the contrary, the Collateral Manager shall not be liable for any Losses (as defined below) resulting from any failure to satisfy the foregoing standard of care except to the extent such failure would result in liability pursuant to Section 10(a) of this Agreement.
(b)Subject to Section 2(a), Section 2(c)(i), Section 2(c)(iii), Section 2(d), Section 2(e), Section 5, Section 7 and Section 10 and to the applicable provisions of the Indenture and of this Agreement, the Collateral Manager shall, and is hereby authorized to:
(i)select the Collateral Obligations, Restructured Loans, Workout Loans and Eligible Investments to be acquired, sold, terminated or otherwise disposed of by the Issuer;
(ii)invest and reinvest the Assets (provided that, the investments and reinvestments in Collateral Obligations are subject to certain conditions);
(iii)instruct the Trustee with respect to any acquisition, disposition, or tender of a Collateral Obligation, Restructured Loan, Workout Loan, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer;

(iv)advise the Issuer with respect to entering into and administering Hedge Agreements, including whether and when the Issuer should exercise any rights available thereunder;
(v)determine whether any investment satisfies each of the criteria in the definition of Collateral Obligation;
(vi)determine whether any investment satisfies each of the criteria in the definition of Concentration Limitations;
(vii)determine whether any investment is an Eligible Investment;
(viii)monitor the compliance with the Coverage Tests and the Collateral Quality Tests;
(ix)determine the Market Value of each Collateral Obligation, Restructured Loan or Workout Loan;
(x)monitor the ratings of the Collateral Obligations, consult on behalf of the Issuer with S&P at such times as may be reasonably requested by S&P and providing S&P with any information reasonably requested in connection with S&P's monitoring of the Collateral Obligations and S&P’s maintenance of its ratings of the Secured Notes; and
(xi)perform all other tasks that the Indenture, the Collateral Administration Agreement or this Agreement specify to be taken by the Collateral Manager and may, in the Collateral Manager’s discretion, take any other actions not inconsistent with, the duties of the Collateral Manager set forth in the Indenture, the Collateral Administration Agreement or this Agreement.
The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture in a manner which is consistent with the terms hereof and of the Indenture. The Collateral Manager will not be bound to comply with any supplement to the Indenture, however, until it has received a copy of any such supplement from the Issuer or the Trustee and unless the Collateral Manager has consented thereto in writing, as provided in the Indenture. The Issuer agrees that it will not permit to become effective any supplement to the Indenture that modifies the obligations or liabilities of the Collateral Manager or affects the amount or basis of calculation or priority any fees payable to the Collateral Manager unless the Collateral Manager has been given prior written notice of such amendment and unless the Collateral Manager has expressly consented thereto in writing.
Notwithstanding anything to the contrary in this Section 2(b), none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting repeatedly or continuously as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; or (iii) the Collateral Manager having direct contact with, or actively soliciting or finding, outside investors to invest in the Issuer.
(c)Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Indenture, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:
(i)The Collateral Manager shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders and Officer’s certificates) as are expressly required hereunder and under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Workout Loans, Equity Securities, Eligible Investments and other assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings on assets owned by the Issuer). The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein or in the Indenture and the Collateral Manager shall be subject to no implicit obligations of any kind. The Issuer hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement or in the Indenture, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Workout Loans, Equity Securities and Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture and relating to any Collateral Obligation, Restructured Loan, Workout Loan, Equity Security and Eligible Investment. The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement. The Issuer hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation, Restructured Loan, Workout Loan, Equity Security, Eligible Investment or other asset, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer or an Event of Default. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 or any removal of the Collateral Manager pursuant to Section 14. Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement and the Indenture. From and after an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of this

Agreement and the Indenture. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and other Transaction Documents and, as such, the power of attorney granted hereby is limited rather than general.
Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; (iii) the Collateral Manager having direct contact with, or soliciting or finding, outside investors to invest in the Issuer or (iv) the Collateral Manager authorizing or causing the disbursement of money or other assets of the Issuer, except in accordance with this Agreement, the Indenture, or any other Transaction Documents or in connection with the acquisition, sale or disposal of the Issuer’s Assets.
(ii)The Collateral Manager shall instruct the Issuer with respect to the acquisition of Collateral Obligations by the Issuer in accordance with the Indenture.
(iii)Subject to the terms of the Collateral Administration Agreement, the Collateral Manager shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data reasonably available to the Collateral Manager that the Issuer is required to prepare and deliver or cause to be prepared and delivered under the Indenture, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture. Pursuant to the terms of the Collateral Administration Agreement, the Collateral Administrator will provide certain reports, schedules and calculations to the Collateral Manager regarding the Collateral Obligations. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, the Obligors of the Collateral Obligations, S&P, the Trustee and the Collateral Administrator) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.
(iv)The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information is readily available to it, any information concerning whether a Collateral Obligation is a Discount Obligation or has become a Defaulted Obligation, a Credit Risk Obligation, a Current Pay Obligation or a Credit Improved Obligation.
(v)The Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer and on behalf of the Issuer, take or, if applicable, direct the Trustee to take any of the following actions with respect to a Collateral Obligation, Workout Loan, Restructured Loan, Equity Security or Eligible Investment, as applicable:
(A)purchase or otherwise acquire such Collateral Obligation, Workout Loan, Restructured Loan or Eligible Investment;
(B)retain such Collateral Obligation, Workout Loan, Restructured Loan, Equity Security or Eligible Investment;
(C)sell or otherwise dispose of such Collateral Obligation, Workout Loan, Restructured Loan, Equity Security or Eligible Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Issuer) in the open market or otherwise;
(D)if applicable, tender such Collateral Obligation or Equity Security, Eligible Investment;
(E)if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer;
(F)retain or dispose of any securities or other property (if other than cash) received by the Issuer;
(G)waive any default with respect to any Collateral Obligation;
(H)vote to accelerate the maturity of any Collateral Obligation;
(I)participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Workout Loan, Restructured Loan, Eligible Investment or Equity Security;
(J)after or in connection with the payment in full of all amounts owed under the Secured Notes and the termination without replacement of the Indenture or in connection with any redemption or Refinancing of the Secured Notes, advise the Issuer as to when, in the view of the Collateral Manager, it would be in the best interest of the Issuer to liquidate all or any portion of the Issuer’s investment portfolio (and, if applicable, after discharge of the Indenture) and render such assistance as may be necessary or required by the Issuer in connection with such liquidation or any actions necessary to effectuate a redemption or Refinancing of the Secured Notes;
(K)advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;
(L)provide strategic and financial planning (including advice on utilization of assets), financial statements and other similar reports;
(M)negotiate, modify or amend any loan for the Issuer as authorized by the Indenture in accordance with a Refinancing; and
(N)exercise any other rights or remedies with respect to such Collateral Obligation, Workout Loan, Restructured Loan, Equity Security or Eligible Investment as provided in the Underlying Documents of the obligor or issuer under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of this Agreement or the Indenture which the Collateral Manager reasonably determines to be in the best interests of the Holders.
(vi)The Collateral Manager may, upon request of the Issuer, retain accounting, tax, counsel and other professional services on behalf of the Issuer, as applicable.
(vii)In connection with the acquisition of any loan or Participation Interest by the Issuer, the Collateral Manager shall prepare, on behalf of the Issuer, the information required to be delivered to the Trustee pursuant to the Indenture.
(viii)Where the Collateral Manager executes on behalf of the Issuer an agreement or instrument pursuant to which any security interest over any assets of the Issuer is created or released, the Collateral Manager shall promptly give written notice thereof to the Issuer and shall provide the Issuer with such information and/or copy documentation in respect thereof as the Issuer may reasonably require.
(d)In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Manager shall carry out any reasonable written directions of the Issuer for the purpose of the Issuer’s compliance with its Organizational Instruments and the Indenture; provided that, such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound or prohibited by applicable law.
(e)In providing services hereunder, the Collateral Manager may rely in good faith upon and will incur no liability for relying upon advice of nationally recognized counsel, accountants or other advisers as the Collateral Manager determines, in its sole discretion, is reasonably appropriate in connection with the services provided by the Collateral Manager under this Agreement. The Collateral Manager may, without the consent of any party, employ third parties, including, without limitation, its Affiliates and Owners, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer and to perform any of its duties hereunder; provided that, the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including Affiliates. The Issuer hereby acknowledges that the Collateral Manager has engaged Churchill DLC Advisor LLC as its external advisor, and Churchill DLC Advisor LLC has engaged Churchill Asset Management LLC as a sub-advisor, and the Issuer hereby acknowledges that certain asset management functions of the Collateral Manager will be performed by the BDC Advisor or the Sub-Advisor or their respective investment professionals pursuant to such engagement.
Section 3.Purchase and Sale Transactions; Brokerage.
(a)The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law. Except as expressly permitted under the Indenture, no Assets (other than any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations) shall be purchased if such Assets may give rise to any obligation or liability on the Issuer’s part to take any action or make any payment other than at the Issuer’s option. Further, the Collateral Manager will not cause or allow the Issuer to acquire any obligation of a Portfolio Company.

(b)The Manager Parties will seek to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner they believe to be in the best interests of the Issuer. Subject to the preceding sentence, the Manager Parties may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers (provided that, none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the first sentence of this paragraph, the Manager Parties may, in the allocation of business, take into consideration research and other brokerage services furnished to the Manager Parties or their Affiliates by brokers and dealers which are not Affiliates of the Manager Parties; provided that, the Manager Parties in good faith believe that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Manager Parties may aggregate sales and purchase orders of securities placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Manager Parties or with accounts of the Affiliates of the Manager Parties, if in the Manager Parties’ reasonable judgment such aggregation shall not result in an overall economic detriment to the Issuer, taking into consideration all circumstances that it considers relevant. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Manager Parties will be to allocate the executions among the accounts in an equitable manner and in accordance with the internal policies and procedures of the Manager Parties (as such may be amended from time to time, the “Internal Policies”) and applicable law.
(c)The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit (or lack of detriment) to the Issuer will be subjective and will represent the Collateral Manager’s evaluation at the time taking into consideration all circumstances that it considers relevant, (ii) under some circumstances, such allocation may adversely affect the Issuer with respect to the price or size of the positions being sold to the Issuer and (iii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(a) herein. The Collateral Manager is expected to acquire all of the Subordinated Notes (including those Subordinated Notes that are not part of the U.S. Retention Interest) on the Closing Date and owns, and expects to continue to own, 100% of the membership interests in the Issuer. In addition, the Collateral Manager or any of its Affiliates may acquire Notes of the Issuer at any time for its own account. The Issuer acknowledges and agrees that such investment(s) may give rise to conflicts of interest.
(d)Subject to the Collateral Manager’s execution obligations described in Sections 3(a), 3(b) and 3(e) and the covenants set forth in Section 5, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager causes a Transaction to be effected between the Issuer and another account advised by it or any of its Affiliates; provided that, if and to the extent required by the Advisers Act, such authorization is terminable prior to the initiation of such cross-transaction at the Issuer’s option through an unaffiliated independent review party without penalty. Such termination shall be effective upon receipt by the Collateral Manager of written notice from the Issuer.
(e)The Issuer acknowledges and agrees that the Collateral Manager or any of its Affiliates may acquire or sell obligations or securities, for its own account or for the accounts of its customers, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Issuer. Such investments may be the same or different from those made on behalf of the Issuer. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and either the proprietary account of the Manager Parties or another client of the Manager Parties, the Manager Parties shall allocate the executions among the accounts in an equitable manner in accordance with the Internal Policies and procedures as it and its Affiliates (including the Manager Parties and their advisory affiliates) may have in place from time to time . The Issuer acknowledges that the Collateral Manager and its Affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to obligors and issuers with respect to the Collateral Obligations included in the Assets. The Issuer acknowledges that other funds or investment accounts managed by the Collateral Manager or any of its Affiliates may require the Collateral Manager or such Affiliates to apply a different valuation methodology in valuing specific investments than the valuation methodology set forth in the Transaction Documents for the Issuer. As a result of such different methodology, the value of certain investments held in such separately managed funds or accounts may differ from the value assigned to the same investments held by the Issuer under the Transaction Documents.
Section 4.Additional Activities of the Collateral Manager.
Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Trustee, the Initial Purchaser, any Holder or beneficial owner of Notes or their respective Affiliates or any other Person regardless of whether such business is in competition with the Issuer or otherwise. Without prejudice to the generality of the foregoing, partners, members, shareholders, directors, managers, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may:
(a)serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or issuer in respect of any of the Collateral Obligations, Workout Loans, Restructured Loans, Equity Securities or Eligible Investments or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Documents, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any obligor or issuer in respect of any of the Collateral Obligations, Workout Loans, Eligible Investments or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments;
(b)receive fees for loan origination or services of whatever nature rendered to the obligor or issuer in respect of any of the Collateral Obligations, Workout Loans, Restructured Loans, Eligible Investments or Equity Securities or any Affiliate thereof;
(c)be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor, on an arm’s-length basis;
(d)be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any obligor or issuer of any Collateral Obligation, Workout Loan, Restructured Loan, Eligible Investment or Equity Security or any Affiliate thereof;
(e)subject to Section 3(d) and Section 5, sell any Collateral Obligation, Workout Loan, Restructured Loan or Eligible Investment to, or purchase or acquire any Collateral Obligation or Equity Security or Eligible Investment from, the Issuer while acting in the capacity of principal or agent;

(f)underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment and receive fees and other compensation from the Issuer and other parties in connection therewith;
(g)serve as a member of any “creditors’ board,” “creditors’ committee” or similar creditor group with respect to any Collateral Obligation, Workout Loan, Restructured Loan, Defaulted Obligation, Eligible Investment or Equity Security; or
(h)act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or other investment vehicles.
As a result, such individuals may possess information relating to obligors and issuers of Collateral Obligations that is (i) not known to or (ii) known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer. The Issuer acknowledges and agrees that, in all such instances, the Collateral Manager and its Affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Issuer.
The Issuer acknowledges that the Collateral Manager may be prevented from causing the Issuer to transact in certain assets due to internal restrictions imposed on the Collateral Manager regarding the possession and use of material and/or non-public information.
Unless the Collateral Manager determines in its sole discretion that such Transaction complies with the provisions of Section 5, the Collateral Manager will not direct the Trustee to acquire or sell securities issued by (i) Persons of which the Collateral Manager, any of its Affiliates or any of its officers, directors or employees are directors or officers, (ii) Persons of which the Collateral Manager, or any of its respective Affiliates act as principal or (iii) Persons about which the Collateral Manager or any of its Affiliates have material non-public information which the Collateral Manager deems would prohibit it from advising as to the trading of such securities in accordance with applicable law.
It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the obligors or issuers of the Collateral Obligations or the Eligible Investments. The Collateral Manager and its Affiliates will be free, in their sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets. Nothing in the Indenture and this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same obligor or issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Owners, their Affiliates or their respective Related Persons or any member of their families or a Person or entity advised by the Collateral Manager, its Affiliates or their respective Related Persons may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer, and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will employ allocation procedures consistent with such procedures as it and its Affiliates (including the Manager Parties and their advisory affiliates) may have in place from time to time for the BDC Advisor and its advisory affiliates. The Issuer agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Manager may consider its relationships with other Clients (including obligors and issuers) and its Affiliates. The Collateral Manager may decline to make a particular investment for the Issuer in view of such relationships.
The Issuer agrees that neither the Collateral Manager nor any of its Affiliates is under any obligation to offer all investment opportunities of which they become aware to the Issuer or to account to the Issuer for (or share with the Issuer or inform the Issuer of) any such transaction or any benefit received by them from any such transaction. The Issuer understands that the Collateral Manager and/or its Affiliates may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Issuer. Furthermore, the Collateral Manager and/or its Affiliates may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Issuer and, accordingly, investment opportunities may not be allocated among all such Clients. The Issuer acknowledges that affirmative obligations may arise in the future, whereby the Collateral Manager and/or its Affiliates are obligated to offer certain investments to Clients before or without the Collateral Manager’s offering those investments to the Issuer. The Issuer agrees that the Collateral Manager may make investments on behalf of the Issuer in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Collateral Manager or its Affiliates or the account of any other Client.
The Issuer acknowledges that the Collateral Manager and its Affiliates may make and/or hold investments in an obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.
Section 5.Conflicts of Interest.
(a)Subject to compliance with applicable laws and regulations and subject to this Agreement and the Indenture, the Collateral Manager may direct the Trustee to acquire a Collateral Obligation from, or sell a Collateral Obligation, Eligible Investment or Equity Security to, the Collateral Manager, any of its Affiliates or any account or portfolio for which the Collateral Manager or any of its Affiliates serve as investment advisor for fair market value; provided that, the Collateral Manager shall obtain the Issuer’s written consent through the Independent Review Party as provided herein if any such transaction requires the consent of the Issuer under Section 206(3) of the Advisers Act (an “Affiliate Transaction”). The Issuer acknowledges and agrees that the CM Purchasers are Holders of certain Notes and may purchase (directly or indirectly) the Notes of one or more Classes from time to time. Other than with respect to the Subordinated Notes which the Collateral Manager is required to retain pursuant to Section 7(b) hereof, no such person will be required to hold any Notes acquired by it on the Closing Date or thereafter for any length of time and may sell some or all of such Notes at any price. In certain circumstances, the interests of the Issuer and/or the Holders or beneficial owners of the Notes with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager, its affiliates or its Related Persons. The Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Collateral Manager as described above and as described in the Final Offering Circular; provided that, nothing in this Section 5 shall be construed as altering the duties of the Collateral Manager referred to herein.
(b)At the written request of the Collateral Manager, the Issuer shall establish a conflicts review board or appoint an independent third party to act on behalf of the Issuer (such board or party, an “Independent Review Party”) with respect to Affiliate Transactions. Decisions of any Independent Review Party shall be binding on the Collateral Manager, the Issuer and the Holders and beneficial owners of the Notes.
(c)Any Independent Review Party (i) shall either (A) be the Issuer’s independent manager, (B) be an established financial institution or other financial company with experience in assessing the merits of transactions similar to the Affiliate Transactions or (C) be a review board comprised of one or more individuals selected by the Issuer (or at the request of the Issuer, selected by the Collateral Manager), (ii) shall be required to assess the merits of the Affiliate Transaction and either grant or withhold consent to such transaction in its sole judgment and (iii) shall not be (A) affiliated with the Collateral Manager (other than as a Holder or beneficial owner of Notes or as a passive investor in the Issuer or an Affiliate of the Issuer) or (B) (other than the Issuer’s independent manager) involved in the daily management and control of the Issuer.
(d)The Issuer (i) shall be responsible for any fees relating to the services provided by any Independent Review Party and shall reimburse members of any Independent Review Party for their out-of-pocket expenses and (ii) may indemnify members of such Independent Review Party to the maximum extent permitted by law, subject to terms and conditions satisfactory to the Collateral Manager. Notwithstanding anything contained in this Agreement to the contrary, any fees, expenses or indemnities provided for in this Section 5(d) shall be payable out of the Assets in accordance with the Priority of Payments.
Section 6.Records; Confidentiality.
The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee, the Holders, and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon not less than three (3) Business Days’ prior notice; provided, however, that the Collateral Manager shall not be required to disclose or share any of its books or records in respect of any loan-level information with respect the Collateral Obligations or any Obligor to any Holder; provided, further, that, to the extent the Collateral Manager does make available any loan-level information with respect the Collateral Obligations or any Obligor, the Collateral Manager has no responsibility for and makes no representation or warranty as to the accuracy or completeness of any such information in its possession, whether or not disclosed to any Holder or any other Person, it being understood and acknowledged by the Issuer that the Collateral Manager may have or come into possession from time to time of information that conflicts with the loan-level information in its possession at such time, and shall have no obligation to update, supplement or correct such materials. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties (excluding any Holders and beneficial owners of the Notes) except (a) with the prior written consent of the Issuer, (b) such information as S&P shall reasonably request in connection with its rating of the Secured Notes or supplying credit estimates on any obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its Affiliates, (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates or (iii) the Cayman Islands Stock Exchange, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document, (h) as expressly permitted in the Final Offering Circular, in the Indenture or in any other Transaction Document or (i) general performance information which may be used by the Collateral Manager, its Affiliates or Owners in connection with their marketing activities. Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (a) that it is serving as collateral manager of the Issuer, (b) the nature, aggregate principal amount and overall performance of the Assets, (c) the amount of earnings on the Assets, (d) such other information about the Issuer, the Assets and the Notes as is customarily disclosed by managers of collateralized loan obligations and (e) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such United States federal income tax treatment and United States income tax structure. For purposes of this Section 6, the Holders and beneficial owners of the Notes shall not be considered “non-affiliated third parties.”
Section 7.Obligations of Collateral Manager.
(a)In accordance with the performance standard set forth in Section 2(a), the Collateral Manager shall (a) take care to avoid taking any action that would (i) materially adversely affect the status of the Issuer for purposes of United States federal or state law, or other law applicable to the Issuer, (ii) not be permitted by the Issuer’s Organizational Instruments, copies of which the Collateral Manager acknowledges the Issuer has provided to the Collateral Manager, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is known by the Collateral Manager to be applicable to it and, in each case, the violation of which would have a Material Adverse Effect on the Issuer or have a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder, (iv) require registration of the Issuer or the pool of Assets as an “investment company” under the Investment Company Act (it being understood that the manager has elected to be treated as a “regulated investment company” within the meaning of the Internal Revenue Code), or (v) knowingly and willfully adversely affect the interests of the Issuer in the Assets in any material respect (other than (A) as expressly permitted hereunder or under the Indenture or (B) in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its fiduciary duties to its clients) and (b) comply in all material respects with requirements of the U.S. Risk Retention Rules applicable to it in connection with the performance of its duties under this Agreement and the Indenture, in each case, except in such instances in which (i) such requirement, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) failure to comply therewith would not have a Material Adverse Effect on the Issuer or a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder or under the

Indenture. If the Collateral Manager is ordered by the Designated Manager of the Issuer or the requisite Holders or beneficial owners of the Notes to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Issuer that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the Designated Manager of the Issuer then request the Collateral Manager to do so and both a Majority of the Controlling Class and a Majority of the Subordinated Notes have consented thereto in writing. The Collateral Manager shall provide S&P (if then rating a Class of Secured Notes) with notice of any action taken in accordance with the previous sentence. Notwithstanding any such request, the Collateral Manager shall not take such action unless (1) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and members, shareholders, partners, managers, directors, officers or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action and (2) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an Opinion of Counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or over the Collateral Manager. Neither the Collateral Manager nor its Affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section 7 or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Manager may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory.
(b)So long as the Secured Notes are Outstanding, the Collateral Manager shall retain 100% of the Outstanding Subordinated Notes and shall not transfer such Subordinated Notes unless it receives, in connection with any proposed transfer, written advice of counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such proposed transfer will not require the Collateral Manager to register as an investment adviser under the Advisers Act.
Section 8.Compensation.
(a)As compensation for its performance of its obligations as Collateral Manager under this Agreement and the Indenture, the Collateral Manager will be entitled to receive on each Payment Date (in accordance with the Priority of Payments) a fee, which will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.20% per annum (calculated on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date (the “Collateral Management Fee”); provided that the Collateral Management Fees due on any Payment Date shall not include any such fees (or any portion thereof) that have been waived or deferred by the Collateral Manager pursuant to this Section 8(a) or Section 8(b) of this Agreement no later than the Determination Date immediately prior to such Payment Date. The Collateral Management Fees will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments.
The Collateral Management Fee is payable on each Payment Date only to the extent that sufficient Interest Proceeds or Principal Proceeds are available in accordance with the Priority of Payments. To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable, the “Collateral Management Fee Shortfall Amount”) will be automatically deferred for payment on the succeeding Payment Date, with interest, in accordance with the Priority of Payments. Interest on Collateral Management Fee Shortfall Amounts shall accrue at the Reference Rate plus 0.20% for the period beginning on the first Payment Date on which the related Collateral Management Fee was due (and not paid) through the Payment Date on which such Collateral Management Fee Shortfall Amount (including accrued interest) is paid as certified to the Trustee by the Collateral Manager.
At the option of the Collateral Manager, by written notice to the Trustee, no later than the Determination Date immediately prior to such Payment Date, on each Payment Date, (i) all or a portion of the Collateral Management Fee or the Collateral Management Fee Shortfall Amount (including accrued interest) due and owing on such Payment Date may be deferred for payment on a subsequent Payment Date, without interest (the “Current Deferred Management Fee”) and (ii) all or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest) (collectively, the “Cumulative Deferred Management Fee”) may be declared due and payable and will be payable in accordance with the Priority of Payments. At such time as the Notes are redeemed in whole in connection with an Optional Redemption (other than a Refinancing) or a Tax Redemption, without duplication, all accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) (collectively, the “Aggregate Collateral Management Fee”) shall be due and payable to the Collateral Manager.
(b)The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fees or the Aggregate Collateral Management Fees payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date. Any election to waive the Collateral Management Fees or the Aggregate Collateral Management Fees may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time, except during the period between a Determination Date and a Payment Date. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished. In accordance with the foregoing, the Issuer hereby acknowledges and agrees that Nuveen Churchill Direct Lending Corp. has elected to waive the Collateral Management Fees payable to it hereunder for so long as it is acting as the Collateral Manager, it being understood that, upon the appointment of a replacement collateral manager hereunder, such waiver shall cease and shall not be effective as to that replacement collateral manager.
(c)Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as collateral manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.
(d)If this Agreement is terminated for any reason, or if the Collateral Manager resigns or is removed, (i) the Aggregate Collateral Management Fees calculated as provided in Section 8(a) shall be prorated for any partial period elapsing from the last Payment Date on which such Collateral Manager received the Collateral Management Fees to the effective date of such termination, resignation or removal and (ii) any unpaid Cumulative Deferred Management Fees shall be determined as of the effective date of such termination, resignation or removal and, in each case, shall be due and payable on each Payment Date following the effective date of such termination, resignation or removal in accordance with the Priority of Payments until paid in full.
Section 9.Benefit of the Agreement.
The Collateral Manager shall perform its obligations hereunder and under the Indenture in accordance with the terms of this Agreement and the terms of the Indenture applicable to it. The Collateral Manager agrees and consents to the provisions contained in Section 15.1 of the Indenture. In addition, the Collateral Manager acknowledges the pledge of this Agreement under the granting clause of the Indenture.
Section 10.Limits of Collateral Manager Responsibility.
(a)None of the Collateral Manager, its Affiliates, its Owners or their respective Related Persons assumes any responsibility under this Agreement other than the Collateral Manager agrees to render the services required to be performed by it hereunder and under the terms of the Indenture applicable to it. The Collateral Manager shall not be responsible for any action or inaction of the Issuer or the Trustee in declining to follow any advice, recommendation or direction of the Collateral Manager including as set forth in Section 7. The Indemnified Parties (as defined below) shall not be liable to the Issuer, the Trustee, any Holder, any beneficial owner of Notes, the Initial Purchaser, any of their respective Affiliates, Owners or Related Persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Assets, except for liability to which the Collateral Manager would be subject by reason of (i) acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and under the terms of the Indenture or (ii) the Collateral Manager Offering Circular Information (as of its date) containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (the preceding clauses (i) and (ii) collectively referred to for purposes of this Section 10 as “Collateral Manager Breaches”). The Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits hereunder or under the Indenture. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.
(b)The Issuer shall indemnify and hold harmless the Collateral Manager, its Affiliates and Owners and their respective Related Persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance of the Notes (including, without limitation, any untrue statement of material fact contained in the Final Offering Circular, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading), the transactions contemplated by the Final Offering Circular, the Indenture or this Agreement and any acts or omissions of any such Indemnified Party; provided that, such Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under Section 10 to indemnify any Indemnified Party for any Losses or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets in accordance with the Priority of Payments set forth in the Indenture.
Section 11.No Joint Venture.
The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.
Section 12.Term; Termination.
(a)This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation pursuant to the Indenture, (ii) the payment in full of the Notes, and the satisfaction and discharge of the Indenture in accordance with its terms or (iii) the early termination of this Agreement in accordance with Section 12(b) or (e) or Section 14.
(b)Subject only to clause (c) below, the Collateral Manager may resign, upon ninety (90) days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer) and the Trustee (who shall deliver a copy of such notice to the Holders); provided that, the Collateral Manager shall have the right to resign immediately upon the effectiveness of any change in applicable law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of such law or regulation.
(c)Notwithstanding the provisions of clause (b) above, no resignation or removal of the Collateral Manager or termination of this Agreement pursuant to such clause shall be effective until the date as of which a successor collateral manager shall have been appointed and approved in accordance with Section 12(d) and has accepted all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”) and has assumed such duties and obligations. As a condition precedent to assuming the obligations of the Collateral Manager hereunder, any successor portfolio manager shall agree that, in the event the Collateral Manager determines at any time that it is necessary or advisable under the requirements of the U.S. Risk Retention Rules to transfer the U.S. Retention Interest (or cause the Retention Holder to transfer the U.S. Retention Interest) to the successor Collateral Manager, the successor Collateral Manager shall acquire such U.S. Retention Interest from the Collateral Manager (or the Retention Holder) at a price equal to an amount agreed to between the Collateral Manager and the successor Collateral Manager.
(d)Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager that is to take place while any of the Notes are Outstanding, the Issuer shall transmit copies of such notice of resignation or removal to the Trustee (which shall forward a copy of such notice to the Holders) and S&P (if then rating a Class of Secured Notes) and shall appoint an institution as Collateral Manager, at the direction of a Majority of the Subordinated

Notes, which institution (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) does not cause or result in the Issuer becoming, or require the pool of Assets to be registered as, an investment company under the Investment Company Act, (iv) has been identified in a prior written notice provided to S&P and (v) has not been objected to by a Majority of the Controlling Class.
(e)If (i) a Majority of the Subordinated Notes fails to nominate a successor within thirty (30) days after initial notice of the resignation or removal of the Collateral Manager or (ii) a Majority of the Controlling Class objects to the proposed successor nominated by the Holders of the Subordinated Notes within ten (10) days after the date of the notice of such nomination, then a Majority of the Controlling Class shall, within thirty (30) days after the failure described in clause (i) or (ii) of this sentence, as the case may be, nominate a successor collateral manager that meets the criteria set forth in Section 12(d). If a Majority of the Subordinated Notes approves such Controlling Class nominee, such nominee shall become the Collateral Manager. If no successor collateral manager is appointed within ninety (90) days (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation, within thirty (30) days) following the termination or resignation of the Collateral Manager, any of the resigning or removed Collateral Manager, a Majority of the Subordinated Notes and a Majority of the Controlling Class shall each have the right to petition a court of competent jurisdiction to appoint a successor collateral manager, in either such case whose appointment shall become effective after such successor has accepted its appointment and without the consent of any Holder or beneficial owner of any Notes.
(f)If no successor collateral manager has been appointed within 180 days after initial notice of the resignation or removal of the Collateral Manager, any Holder of Class A Notes with an Aggregate Outstanding Amount greater than $5 million as of the date of the initial notice of the resignation or removal of the Collateral Manager may petition any court of competent jurisdiction for the appointment of a successor collateral manager. Any such appointment by any court of competent jurisdiction shall not require the consent of, nor be subject to the disapproval of, the Issuer, any Holder or beneficial owner of any Notes or the outgoing Collateral Manager. The Issuer shall provide notice to the Holders and the Trustee (for forwarding to S&P) of the appointment of a successor collateral manager promptly after the effectiveness of such appointment.
(g)The successor collateral manager shall be entitled to the Collateral Management Fee set forth in Section 8(a) and no compensation payable to such successor collateral manager shall be greater than as set forth in Section 8(a) without the prior written consent of 100% of the Holders or beneficial owners of each Class of Notes voting separately by Class, including Collateral Manager Notes, and prior written notice to S&P (if then rating a Class of Secured Notes). Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor collateral manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any Person or entity pass to and be vested in the successor collateral manager. The Issuer, the Trustee and the successor collateral manager shall take such action (or the Issuer shall cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(h)If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (i) below.
(i)Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 10, 15, 17, 21, 22, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.
Section 13.Assignments.
(a)Except as otherwise provided in Section 13, the Collateral Manager may not assign or delegate (except as provided in Section 2(e)), its rights or responsibilities under this Agreement without (i) providing prior written notice to S&P (if then rating a Class of Secured Notes) and (ii) obtaining the consent of the Issuer and a Majority of the Subordinated Notes. The Collateral Manager shall not be required to obtain such consents or satisfy such condition with respect to a change of control transaction that is deemed to be an assignment within the meaning of Section 202(a)(1) of the Advisers Act, so long as, after giving effect to such change of control transaction, the Collateral Manager continues to utilize substantially the same personnel performing the duties required under this Agreement prior to such transaction; provided that, if the Collateral Manager is a Registered Investment Adviser under the Advisers Act, the Collateral Manager shall obtain the consent of the Issuer, in a manner consistent with SEC staff interpretations of Section 205(a)(2) of the Advisers Act, to any such transaction.
(b)The Collateral Manager may, without obtaining the consent of any Holder or beneficial owner of any Notes and, so long as such assignment or delegation does not constitute an “assignment” for purposes of Section 205(a)(2) of the Advisers Act during such time as the Collateral Manager is a Registered Investment Adviser under the Advisers Act, without obtaining the prior consent of the Issuer or any Holder of Notes, (i) assign any of its rights or obligations under this Agreement to an Affiliate of the Collateral Manager; provided that, such Affiliate (A) has demonstrated ability, whether as an entity or by its personnel, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (B) has the legal right and capacity to act as Collateral Manager under this Agreement, and (C) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the Investment Company Act or (ii) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity and at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and the other entity is solely a continuation of the Collateral Manager in another corporate or similar form and has substantially the same personnel; provided further that, the Collateral Manager shall deliver prior notice to S&P (if then rating a Class of Secured Notes) of any assignment, delegation or combination made pursuant to this sentence. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 10, 12(h), 17, 21 through 23, and 25 in respect of acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment.
(c)This Agreement shall not be assigned by the Issuer without (i) the prior written consent of (A) the Collateral Manager, (B) a Majority of the Subordinated Notes and (C) a Majority of each Class of Secured Notes (voting separately by Class) and (ii) prior written notice to S&P (if then rating a Class of Secured Notes), except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Trustee as contemplated by the granting clause of the Indenture. The Issuer has assigned its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture; and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.
(d)The Issuer shall provide S&P (if then rating a Class of Secured Notes) and the Trustee (who shall provide a copy of such notice to the Holders) with notice of any assignment pursuant to this Section 13.
Section 14.Removal for Cause.
(a)The Collateral Manager may be removed for Cause upon thirty (30) days’ prior written notice by the Issuer (“Termination Notice”) at the direction of a Supermajority of the Controlling Class, provided that, Collateral Manager Notes will have no voting rights with respect to any vote on the removal of the Collateral Manager for Cause. Simultaneous with its direction to the Issuer to remove the Collateral Manager for Cause, the Controlling Class shall provide to the Issuer a written statement setting forth the reason for such removal (“Statement of Cause”). The Issuer shall deliver to the Trustee (who shall deliver a copy of such notice to the Holders) a copy of the Termination Notice and the Statement of Cause within one Business Day of receipt. No such removal shall be effective (A) until the date as of which a successor collateral manager shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the removed Collateral Manager and the successor collateral manager has effectively assumed all of the Collateral Manager’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Issuer as set forth in this Section 14(a). “Cause” means any of the following:
(i)the Collateral Manager shall willfully and intentionally violate or breach any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or reasonable interpretation of instructions);
(ii)other than as covered by clause (i), the Collateral Manager shall breach in any material respect any provision of this Agreement or any terms of the Indenture applicable to it (it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (ii)), which breach would reasonably be expected to have a Material Adverse Effect on the Issuer and shall not cure such breach (if capable of being cured) within forty-five (45) days of a Responsible Officer of the Collateral Manager receiving written notice of such breach, unless, if such breach is remediable, the Collateral Manager has taken action that the Collateral Manager believes in good faith will remedy such failure, and such action does remedy such failure, within ninety (90) days after a Responsible Officer receives written notice thereof;
(iii)the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (A) would reasonably be expected to have a Material Adverse Effect on the Issuer and (B) is not corrected by the Collateral Manager within forty-five (45) days of a Responsible Officer of the Collateral Manager receiving notice of such failure, unless, if such breach is remediable, the

Collateral Manager has taken action that the Collateral Manager believes in good faith will remedy such failure, and such action does remedy such failure, within ninety (90) days after a Responsible Officer receives notice thereof;
(iv)the Collateral Manager, the BDC Advisor, the Sub-Advisor is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager, the BDC Advisor or the Sub-Advisor (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager, the BDC Advisor or the Sub-Advisor or of any substantial part of their respective properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager, the BDC Advisor or the Sub-Advisor and continue undismissed for ninety (90) days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager, the BDC Advisor or the Sub-Advisor without such authorization, application or consent and are approved as properly instituted and remain undismissed for ninety (90) days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of either of their respective properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for ninety (90) days;
(v)the occurrence and continuation of an Event of Default pursuant to Section 5.1(a) or 5.1(b) under the Indenture that primarily results from any material breach by the Collateral Manager of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period;
(vi)(A) the occurrence of an act by the Collateral Manager, the BDC Advisor or the Sub-Advisor that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the indictment of the Collateral Manager or the Sub-Advisor for a criminal offense materially related to its business of providing asset management services, or (B) any Responsible Officer of the Collateral Manager or the Sub-Advisor whose employees are (x) seconded or made available to the Collateral Manager to permit the Collateral Manager to perform its obligations under this Agreement, or (y) otherwise primarily responsible for the performance by the Collateral Manager of its obligations under this Agreement, is indicted for a criminal offense materially related to the business of the Collateral Manager or the Sub-Advisor providing asset management services, and such Responsible Officer continues to have responsibility for the performance by the Collateral Manager under this Agreement for a period of ten (10) Business Days after such indictment; or
(vii)the Sub-Advisor or an Affiliate thereof is no longer engaged by the Collateral Manager as a sub-advisor to the BDC Advisor.

(b)If any of the events specified in clauses (a)(i) through (vii) of this Section 14 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Controlling Class, the Subordinated Notes, the Trustee, and S&P (if then rating a Class of Secured Notes); provided that, if any of the events specified in Section 14(a)(iv) shall occur, the Collateral Manager shall give written notice thereof to the Issuer, the Trustee (who shall deliver a copy of such notice to the Holders) and S&P (if then rating a Class of Secured Notes) immediately upon the Collateral Manager’s becoming aware of the occurrence of such event. A Majority of the Controlling Class, disregarding Collateral Manager Notes, may waive any event described in Section 14(a)(i), (ii), (iii), (v), or (vi) as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14. In no event will the Trustee be required to determine whether or not Cause exists for the removal of the Collateral Manager.
(c)If the Collateral Manager is removed pursuant to this Section 14, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.
(d)If the Collateral Manager is removed for Cause pursuant to this Section 14, until the appointment of a successor collateral manager becomes effective, the Collateral Manager shall not be permitted under this Agreement to direct the Trustee to effect the purchase of any Collateral Obligation nor the sale or disposition of any Collateral Obligation other than a Credit Risk Obligation, Credit Improved Obligation, Defaulted Obligation, or Equity Security without the prior written consent of a Majority of the Controlling Class.
Section 15.Obligations of Resigning or Removed Collateral Manager.
(a)On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall (at the Issuer’s expense):
(i)deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;
(ii)deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager appointed pursuant to Section 12; and
(iii)agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.
(b)Notwithstanding such resignation or removal, the Issuer and the Collateral Manager shall each remain liable to the other for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Manager Breach, subject to the limitations of liability set forth in Section 10.
Section 16.Representations and Warranties.
(a)The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)The Issuer has been duly formed and is validly existing under the laws of Delaware, has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture and the Notes require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.
(ii)The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture and the Notes and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture and the Notes and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the performance of all obligations imposed upon it thereunder. No consent of any other Person including, without limitation, members and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture or the Notes or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement has been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture or the Notes will be, executed and delivered by an Officer of the Issuer, and this Agreement constitutes, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)The execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the Indenture will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).
(iv)The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.
(b)The Collateral Manager hereby represents and warrants to the Issuer, as of the date hereof, as follows:
(i)The Collateral Manager is a Maryland corporation incorporated and validly existing and in good standing under the laws of the State of Maryland and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement and the provisions of the Indenture applicable to the Collateral Manager, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager.
(ii)The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by an Officer of the Collateral Manager, and this Agreement constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Indenture.
(iv)There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Indenture applicable to the Collateral Manager.
(v)The Collateral Manager Offering Circular Information in the Final Offering Circular, as of the date of the Final Offering Circular and the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that the Final Offering Circular does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant under the Securities Act.
(c)The Collateral Manager makes no representation, express or implied, with respect to the Issuer or the disclosure with respect to the Issuer.
Section 17.Limited Recourse; No Petition.
The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under United States federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes; provided that, nothing in this Section 17 shall preclude the Collateral Manager from (a) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Manager or (b) commencing against the Issuer or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the managers, officers, employees, shareholders, directors, incorporators or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other transaction document, recourse in respect of any obligations of the Issuer to the Collateral Manager hereunder or thereunder will be limited to the Assets as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all claims against the Issuer arising from this Agreement or any other Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.
Section 18.Notices.
Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered in accordance with the Indenture.

Section 19.Binding Nature of Agreement; Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.
Section 20.Entire Agreement; Amendment.
This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. No amendment to this Agreement may, without the prior written consent of a Majority of the Subordinated Notes and notice to S&P (and a copy to the Trustee), and, solely with respect to the following clauses (a) and (c), a Majority of the Class A Notes for so long as the Class A Notes are Outstanding, (a) modify the definition of the term “Cause,” (b) modify the Collateral Management Fee, including the method for calculation of any component of the Collateral Management Fee or any definition herein directly related to the Collateral Management Fee, (c) modify the Class or Classes or the percentage of the Aggregate Outstanding Amount of any Class that has the right to remove the Collateral Manager, consent to any assignment of this Agreement or nominate or approve any successor collateral manager, or (d) amend, modify or otherwise change provisions of this Agreement in any manner which would materially and adversely affect the Holders of any Class of Notes thereby. This Agreement may be amended for any other purpose upon notice to S&P (and a copy to the Trustee) and at least 10 days’ prior written notice to the Holders of the Notes without the consent of the Holders of any Notes. The Issuer shall provide the Holders with notice of any amendment of this Agreement. For so long as any Notes are listed on the Cayman Islands Stock Exchange and so long as the guidelines of such exchange so require, the Issuer will cause a copy of any amendment or modification to this Agreement to be sent to the Cayman Islands Stock Exchange.
Section 21.Governing Law.
THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PRINCIPLES THEREOF.
Section 22.Submission to Jurisdiction.
With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

The Collateral Manager irrevocably consents to the service of any and all process in any Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager in New York, New York. The Issuer hereby irrevocably designates and appoints Corporation Service Company as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such Proceeding in any such court in the State of New York, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Issuer shall promptly designate a new agent in the City of New York.
Section 23.Waiver of Jury Trial.
EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.
Section 24.Conflict with the Indenture.
In respect of any conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.
Section 25.Subordination; Assignment of Agreement.
The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.
Section 26.Indulgences Not Waivers.
Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
Section 27.Costs and Expenses.
Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants but excluding all overhead costs and employees’ salaries) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Issuer. The Issuer will reimburse the Collateral Manager for expenses including fees, costs and expenses reasonably incurred by the Collateral Manager in connection with services provided under this Agreement (regardless of whether the person providing or performing the service or output giving rise to such fees, costs and expenses is the Collateral Manager, an Affiliate of the Collateral Manager or a third party, and including allocated portions of fees, costs and expenses, including overhead, incurred in connection with services performed by personnel or employees of the Collateral Manager or its Affiliates; provided that, if such service or output is provided or performed by the Collateral

Manager or an Affiliate of the Collateral Manager and not a third party, then, unless approved by the Independent Review Party, the applicable fees, costs and expenses shall not be greater than those that would be payable to a third party under arm’s-length terms for the provision or performance of similar services or outputs) including, without limitation, (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained or employed by the Issuer or the Collateral Manager or an Affiliate of the Collateral Manager (in each case, on behalf of the Issuer), (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses, (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys’ fees and disbursements, (e) preparing reports to Holders of the Notes, (f) reasonable travel expenses (including without limitation airfare, meals, lodging and other transportation) undertaken in connection with the performance by the Collateral Manager of its duties pursuant this Agreement or the Indenture, (g) expenses and costs in connection with any investor conferences, (h) any broker or brokers in consideration of brokerage services provided to the Collateral Manager in connection with the sale or purchase of any Collateral Obligation, Workout Loan, Restructured Loan, Equity Security, Eligible Investment or other assets received in respect thereof, (i) bookkeeping, accounting or recordkeeping services obtained or maintained with respect to the Issuer (including those services rendered at the behest of the Collateral Manager), (j) software programs licensed from a third party and used by the Collateral Manager in connection with servicing the Assets, (k) fees and expenses incurred in obtaining the Market Value of Collateral Obligations (including without limitation fees payable to any nationally recognized pricing service), (l) audits incurred in connection with any consolidation review, (m) any out-of-pocket expenses incurred by the Collateral Manager in connection with complying with the U.S. Risk Retention Rules (other than the purchase of the U.S. Retention Interests), (n) the costs of complying with the reporting requirements under the EU/UK Transparency Requirements (including the properly incurred costs and expenses (including legal fees) incurred amending the Transaction Documents for this purpose) and (o) as otherwise agreed upon by the parties. Notwithstanding anything contained in this Agreement to the contrary, any expense reimbursement by the Issuer provided for in this Section 27 shall be payable out of the Assets in accordance with the Priority of Payments.
Section 28.Third Party Beneficiary.
The parties hereto agree that the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.
Section 29.Titles Not to Affect Interpretation.
The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
Section 30.Execution in Counterparts.
This Agreement may be executed in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
Section 31.Provisions Separable.
The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
Section 32.Gender.
Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
Section 33.Communications with Rating Agencies.
The Collateral Manager shall, on behalf of the Issuer, take all steps required for the Issuer to comply with its obligations under the Indenture and under rating application letters and any related side letters, in each case in respect of Rule 17g-5 under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.
CHURCHILL NCDLC CLO-III, LLC,
as Issuer

By: Nuveen Churchill Direct Lending Corp., its Designated Manager
By:     /s/ Shai Vichness
    Name: Shai Vichness
    Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.
NUVEEN CHURCHILL DIRECT LENDING CORP., as Collateral Manager
By:     /s/ Shai Vichness
    Name: Shai Vichness
    Title: Chief Financial Officer